“Sprint took a big step forward in the second year of our turnaround plan. Net operating revenues returned to growth and cost reductions accelerated, leading to the highest operating income in a decade and a return to positive adjusted free cash flow*.”

Customer Metrics | 4

Total Connections^


58.8
59.4
60.2
59.5
59.7
447
377
740
577
187
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16
Net Additions (in Thousands)
End of Period (In Millions)

The company had **187,000 net additions^** in the current quarter compared with 447,000 in the year-ago period and 577,000 in the prior quarter.

Sprint ended the quarter with **59.7 million connections**, including 31.6 million postpaid, 12.0 million prepaid, and 16.1 million wholesale and affiliate connections.

The company has had nearly **1.9 million net additions^** over the last four quarters.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Customer Metrics | 5

Postpaid net losses^ were 118,000 during the quarter compared to net additions of 56,000 in the year-ago period and net additions of 405,000 in the prior quarter. Both the year-over-year and sequential declines were impacted by higher tablet net losses, while the sequential decrease was also driven by seasonally lower phone gross additions.


Postpaid Net Adds (Losses)^
In Thousands
56
180
344
405
(118)
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16


Postpaid Total Churn and Postpaid Phone Churn^
1.72%
1.56%
1.52%
1.67%
1.75%
1.56%
1.39%
1.37%
1.57%
1.58%
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn^ of 1.58 percent compared to 1.56 percent in the year-ago period and 1.57 percent in the prior quarter. Both year-over-year and sequentially, churn was relatively flat.

Postpaid churn^ of 1.75 percent for the current quarter increased from 1.72 percent in the year-ago period and 1.67 percent in the prior quarter. The year-over-year and sequential increases were mostly due to higher tablet churn as customers rolled off promotional offers.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Customer Metrics | 6

Postpaid phone net additions^ of 42,000 compared to net additions of 22,000 in the year-ago period and 368,000 in the prior quarter. The year-over-year improvement was mostly due to higher gross additions, while the sequential decrease was mostly driven by seasonally lower gross additions. The company ended the quarter with 26.1 million phone connections.


Postpaid Phone Net Adds^
In Thousands
22
173
347
368
42
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Tablet net losses^ were 170,000 in the quarter compared to net losses of 36,000 in the year-ago period and 30,000 in the prior quarter. Both the year-over-year and sequential declines were due to lower gross additions and higher churn rates as the company continues to focus on growing phone connections. The company ended the quarter with 2.8 million tablet connections.


Postpaid Connections^
In Millions
Phones
Tablets
Other Devices
30.9
30.9
31.3
31.7
31.6
2.5
2.5
2.6
2.7
2.7
3.1
3.1
3.0
3.0
2.8
25.3
25.3
25.7
26.0
26.1
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Customer Metrics | 7

Average postpaid subscribers per account^ of 2.77 at quarter end compared to 2.72 in the year-ago period and 2.75 in the prior quarter. The growth has been driven by higher phones per account, partially offset by recent tablet pressure.


Average Postpaid Subscribers per Account^
2.72
2.73
2.74
2.75
2.77
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Prepaid net additions^ of 180,000 during the quarter compared to losses of 264,000 in the year-ago period and losses of 501,000 in the prior quarter. Both the year-over-year and sequential improvements were driven by strong performance in the Boost brand, while the year-over-year improvement was also impacted by fewer net losses within the Virgin brand.

Prepaid churn^ was 4.99 percent compared to 5.65 percent for the year-ago period and 5.80 percent for the prior quarter. Both the year-over-year and sequential decreases were mostly driven by improvements within the Boost brand. The year-over-year decrease was also impacted by lower Virgin brand deactivations.

Wholesale & affiliate^ net additions were 125,000 in the quarter compared to 655,000 in the year-ago period and 673,000 in the prior quarter. The year-over-year and sequential declines were mostly due to lower connected device net additions, with a portion of the sequential decline also driven by Lifeline customer losses, both of which generally have a lower ARPU than other wholesale & affiliate customers.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Sales | 8

Retail sales^ were 6.6 million during the quarter compared to 6.9 million in the year-ago period and 7.7 million in the prior quarter. The year-over-year decrease was due to lower prepaid sales, partially offset by higher postpaid phone sales. The sequential decrease was primarily driven by seasonally lower postpaid sales, partially offset by higher prepaid gross additions.


Retail Sales^
In Millions
Postpaid
Prepaid
6.9
6.5
6.8
7.7
6.6
3.5
3.2
3.1
2.9
3.1
3.4
3.3
3.7
4.8
3.5
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16


Postpaid Carrier Aggregation Capable Phones as a Percentage of Phone Connections^
28%
35%
42%
50%
55%
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Postpaid carrier aggregation capable phones^, which allow for higher download data speeds, were 72 percent of postpaid phones sold during the quarter, increasing the number of these phones within the phone base to 55 percent.

Postpaid smartphones^ represented 94 percent of the ending postpaid phone connection base compared to 92 percent at the end of the year-ago period and 94 percent at the end of the prior quarter. During the quarter, 98 percent of postpaid phones sold were smartphones.

Postpaid tri-band LTE phones^ represented 84 percent of the ending postpaid phone connection base compared to 69 percent at the end of the year-ago period and 82 percent at the end of the prior quarter. During the quarter, 96 percent of postpaid phones sold were tri-band.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Sales | 9

Postpaid phone connections on unsubsidized service plans^ represented 74 percent of the base at the end of the quarter, compared to 61 percent in the year-ago period and 71 percent in the prior quarter.


Postpaid Phone Connections on Unsubsidized Service Plans^
61%
64%
67%
71%
74%
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16


Postpaid Device Financing^
Lease Percentage of Sales
Installment Percentage of Sales
Lease and Installment Percentage of Phone Sales
71%
75%
78%
84%
86%
63%
69%
73%
80%
82%
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Postpaid device financing rate^ was 82 percent of postpaid sales for the quarter (42 percent on leasing and 40 percent on installment plans) compared to 63 percent for the year-ago period and 80 percent in the prior quarter. At the end of the quarter, 38 percent of the postpaid connection base was active on a leasing agreement compared to 33 percent in the year-ago quarter and 38 percent in the prior quarter.

Postpaid phone financing rate^ was 86 percent of phone sales for the quarter compared to 71 percent for the year-ago period and 84 percent in the prior quarter.

Postpaid upgrade rate^ was 6.1 percent during the quarter compared to 5.9 percent for the year-ago period and 9.0 percent for the prior quarter. The sequential decrease was driven by normal seasonality.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Network | 10

Sprint is unlocking the value of the largest spectrum holdings in the U.S. in a capital-efficient manner and third party sources continue to validate the company's network performance improvements.


Small Cells
Carrier Aggregation
2X 3X 4X 5X
Sprint Gigabit LTE


Network Awards
Up over
30%
year-over-year

- Independent mobile analytics firm RootMetrics® awarded Sprint over 30 percent more first-place (outright or shared) Metropolitan area RootScore® Awards (from 103 to 135) for reliability, speed, data, call, text, or overall network performance in the 76 markets measured in the first half of 2017 compared to the year-ago testing period.[1] Additionally, Sprint ranked #2 nationally in Call performance for the fourth consecutive time in the second half of 2016 report, including more metro Call RootScore awards (108) than Verizon, AT&T, or T-Mobile for the first time ever.
- Sprint's overall network reliability continues to beat T-Mobile and performs within 1 percent of Verizon and AT&T, based on an analysis of Nielsen data.[2]

As previously announced, Sprint helped develop a breakthrough innovation called High Performance User Equipment (HPUE), a new technology that extends the coverage of its 2.5GHz spectrum by up to 30 percent to nearly match its mid-band 1.9GHz spectrum performance on capable devices. In one of the fastest progressions from global standard approval to commercial availability, HPUE-capable devices are already available to Sprint customers, including the recently launched LG G6, Samsung Galaxy S8, and ZTE Max XL.

[1] Rankings based on RootMetrics Metro RootScore Reports from 1H 2016, 2H 2016, and 1H 2017 and, National RootScore Report from 2H 2016 for mobile performance as tested on best available plans and devices on four mobile networks across all available network types. Your experiences may vary. The RootMetrics award is not an endorsement of Sprint. Visit www.rootmetrics.com for more details.

[2] Average network reliability (voice & data) based on Sprint's analysis of latest Nielsen drive test data in the top 106 metro markets.

Sprint Quarterly Investor Update – Fiscal 4Q16

$8.1 $8.0 $8.2 $8.5 $8.5 4QFY15 1QFY16 2QFY16 3QFY16 4QFY16 Net Operating Revenues Dollars In Billions Net operating revenues of $8.5 billion for the quarter increased $468 million year-over-year and declined $10 million sequentially. The year-over-year growth was mostly driven by higher equipment revenue, partially offset by lower wireless and wireline service revenue. Sequentially, higher equipment revenue was offset by lower wireless service revenue. The year-over-year and sequential growth in equipment revenue was partially driven by the sale of used devices to third parties, which had a corresponding impact to cost of products expense and was relatively neutral to Adjusted EBITDA*. Wireless service revenue of $5.7 billion declined $410 million year-over-year and $202 million sequentially. Approximately $200 million of both the year-over-year and sequential decreases were driven by changes to the company’s device insurance program, which were accretive to Adjusted EBITDA* but resulted in lower insurance revenue as the program revenue is accounted for and presented on a net basis. Adjusted for this change, wireless service revenue was flat sequentially. In addition, the year-over-year reduction was impacted by lower postpaid phone ARPU^, as customers continued to migrate to rate plans offered in conjunction with device financing, partially offset by growth in the postpaid phone customer base. Wireline revenues of $480 million for the quarter declined $82 million year-over-year and $17 million sequentially. The year-over-year and sequential declines were primarily driven by lower voice volumes as the company continues to de-emphasize certain voice services.

Financials | 12

Postpaid Phone Average Billings Per User (ABPU)^* of $68.66 for the quarter decreased 4 percent both year-over-year and sequentially. The year-over-year and sequential declines were almost entirely due to lower insurance revenue resulting from the change in the company's device insurance program, which was accretive to Adjusted EBITDA*, but had an approximate $2.50 dilutive impact on phone ABPU in the quarter. Normalizing for this change, ABPU was relatively flat both year-over-year and sequentially.


Postpaid Phone Average Billings Per User (ABPU)^*
Service
Equipment
Normalized
$71.53
$72.17
$71.69
$71.77
$68.66
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16


Postpaid Average Billings Per Account (ABPA)^*
Service
Equipment
Normalized
$168.49
$170.56
$170.29
$171.28
$165.92
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Postpaid Average Billings Per Account (ABPA)^* of $165.92 for the quarter decreased 2 percent year-over-year and 3 percent sequentially. The year-over-year and sequential decreases were primarily driven by lower insurance revenue resulting from the change in the company's device insurance program. Normalizing for this change, ABPA would have increased both sequentially and year-over-year.

Increased
2%
Year-Over-Year^^

^^Normalized for device insurance program change

Prepaid Average Revenue Per User (ARPU)^ of $30.08 for the quarter increased 9 percent both year-over-year and sequentially. Both increases were primarily driven by a change in the company's churn rules resulting in the removal of low-engagement customers from the base in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Financials | 13

Cost of services (CoS) of $1.7 billion for the quarter decreased $509 million year-over-year and $189 million sequentially. Both the year-over-year and sequential decreases were impacted by changes to the company's device insurance program, as the program revenue is accounted for and reported on a net basis. The year-over-year decrease was also driven by lower wireline expenses, the shutdown of the WiMax network, lower network labor expenses, and lower roaming expenses including the impact of the nTelos transaction.

Cost of Services
Dollars In Billions


$2.2
$2.1
$2.1
$1.9
$1.7
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Fiscal 2016

$2.1B Reduction

year-over-year in CoS and SG&A

Selling, General, and Administrative
Dollars In Billions


$1.9
$1.9
$2.0
$2.1
$2.0
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Selling, general and administrative expenses (SG&A) of $2.0 billion for the quarter increased by $63 million year-over-year and decreased $78 million sequentially. The year-over-year increase was mostly driven by higher bad debt expense related to an increase in installment billing sales, as more bad debt expense is recognized at the time of activation relative to the leasing model, and higher prepaid sales and marketing expenses, partially offset by lower customer care costs. The sequential decrease was mostly driven by seasonally lower postpaid sales, partially offset by higher prepaid marketing and sales expenses.

Sprint Quarterly Investor Update – Fiscal 4Q16

^ indicates results specific to Sprint Platform

Financials | 14

Cost of products of $2.0 billion for the quarter increased $429 million year-over-year and decreased $5 million sequentially. The year-over-year increase was driven by an increase in the installment billing mix of sales and the sale of used devices to third parties, which had a corresponding impact to equipment revenue and was relatively neutral to Adjusted EBITDA*, partially offset by the elimination of lease payments associated with the first sale-leaseback transaction with Mobile Leasing Solutions, LLC (MLS). Sequentially, an increase due to the sale of used devices to third parties and higher prepaid sales was offset by lower postpaid sales and the elimination of lease payments to MLS.


Cost of Products
Dollars In Billions
$1.6
$1.4
$1.7
$2.0
$2.0
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16


Depreciation and Amortization
Dollars In Billions
Amortization
Leased Devices
Network and Other Depreciation
$1.9
$2.0
$2.0
$2.1
$2.1
$0.3
$0.3
$0.3
$0.3
$0.2
$0.6
$0.7
$0.7
$0.8
$0.9
$1.0
$1.0
$1.0
$1.0
$1.0
4QFY15
1QFY16
2QFY16
3QFY16
4QFY16

Other, net expense of $241 million for the quarter included $100 million primarily related to severance and exit costs, litigation and other contingencies, and contract terminations, as well as $141 million primarily related to loss on leased devices, with only the latter impacting Adjusted EBITDA*.

Depreciation and amortization expense of $2.1 billion for the quarter increased $218 million year-over-year and $18 million sequentially. The year-over-year and sequential increases were primarily related to depreciation of devices associated with our leasing options. Leased device depreciation was $911 million in the quarter, $550 million in the year-ago period, and $837 million in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 4Q16

$2.2 $2.5 $2.3 $2.5 $2.7 4QFY15 1QFY16 2QFY16 3QFY16 4QFY16 Adjusted EBITDA* Dollars In Billions Net loss of $283 million for the quarter compared to a loss of $554 million in the year-ago period and $479 million in the prior quarter. The year-over-year and sequential changes in net losses were directionally in line with the operating income changes noted below. Operating income of $470 million compared to $8 million in the year-ago period and $311 million in the prior quarter. The year-over-year improvement was driven by higher Adjusted EBITDA* and lower other, net expenses, as the year-ago period included charges related to the shutdown of WiMax network, partially offset by higher lease depreciation expenses. The sequential improvement was mostly due to higher Adjusted EBITDA*. Adjusted EBITDA* was $2.7 billion for the quarter, compared to $2.2 billion in the year-ago period and $2.5 billion in the prior quarter. The year-over-year improvement was primarily due to higher net operating revenues and lower cost of services expenses, partially offset by higher cost of products expenses. The sequential increase was mostly impacted by higher equipment revenue.

$603 $466 $707 ($646) $80 4QFY15 1QFY16 2QFY16 3QFY16 4QFY16 Adjusted Free Cash Flow * Dollars In Millions Cash provided by operating activities of $1.3 billion for the quarter compared to $1.3 billion in the year-ago period and $650 million in the prior quarter. Year-over-year, improvements in Adjusted EBITDA* were offset by unfavorable working capital changes, while sequentially the increase was due to improvements in Adjusted EBITDA* combined with favorable working capital changes. Adjusted free cash flow* of positive $80 million for the quarter compared to positive $603 million in the year-ago period and negative $646 million in the prior quarter. The year-over-year and sequential changes aligned with the cash provided by operating activities. In addition, the prior year included $600 million of proceeds from the sale of future lease receivables, while the prior quarter included a net cash outflow of approximately $370 million related to the repurchase of devices sold in the first MLS transaction. During the quarter, the company received $100 million in proceeds and made net repayments of $414 million related to device financing and sales of receivables. Cash capital expenditures were $924 million in the quarter compared to $1.3 billion in the year- ago period and $1.2 billion in the prior quarter. The year-over-year decline was primarily driven by lower network capital expenditures, while the sequential decline was mostly due to lower leased device capital expenditures, as the prior quarter included $477 million associated with the repurchase of devices sold in the first MLS transaction. Capital expenditures for leased devices were $395 million in the current quarter compared to $568 million in the year-ago period and $767 million in the prior quarter.

Maturities Cash, Equivalents & ST Investments Total Revolver Availability AR Securitization Availability Vendor Financing Network LeaseCo Other [Empty] [Empty] Total 2.4 8.3 1.8 0.8 0.4 1.2 1.9 Liquidity as of 3/31/17 Current Maturities Cash, Cash Equiv, Short-Term Investments Revolver Network Equipment Financing Receivables/Device FinancingVendor Financing Note Maturities Other ** Includes maturities due through March 2018 Liquidity and Debt Dollars In Billions $ 12.1 $10.9 of General Purpose Liquidity $ 5.0 Total general purpose liquidity was $10.9 billion at the end of the quarter, including $8.3 billion of cash, cash equivalents and short-term investments. Additionally, the company has $1.2 billion of availability under vendor financing agreements that can be used toward the purchase of 2.5GHz network equipment. Sprint continued to execute its financing strategy of diversifying its funding sources, lowering its cost of capital, and reducing its future cash interest expenses. During the quarter Sprint replaced its $3.3 billion unsecured revolving bank credit facility with a new $6 billion secured credit facility, consisting of a $4 billion seven-year term loan and a $2 billion four-year revolving bank credit facility. At closing, the company borrowed $4 billion on the term loan facility at a rate of LIBOR plus 250 basis points, which is about half of Sprint’s current effective interest rate. The company also retired approximately $1.6 billion of debt maturities with higher interest payments in the quarter, including $1 billion of 9.125 percent senior notes, $300 million associated with its Network LeaseCo facility, and $250 million related to the early retirement of tranche 4 of its EDC facility.

Operating Income Cash Capex Adjusted EBITDA*

Results Tables | 19

Wireless Operating Statistics (Unaudited)

	Quarter To Date			Year To Date	
	3/31/17	12/31/16	3/31/16	3/31/17	3/31/16
Sprint platform [1]:					
Net additions (losses) (in thousands)					
Postpaid	(118)	405	56	811	1,245
Prepaid	180	(501)	(264)	(1,079)	(1,309)
Wholesale and affiliate	125	673	655	2,149	2,733
Total Sprint platform wireless net additions	**187**	**577**	**447**	**1,881**	**2,669**
End of period connections (in thousands)					
Postpaid [d]	31,576	31,694	30,951	31,576	30,951
Prepaid [d] [e]	11,992	11,812	14,397	11,992	14,397
Wholesale and affiliate [d] [e]	16,134	16,009	13,458	16,134	13,458
Total Sprint platform end of period connections	**59,702**	**59,515**	**58,806**	**59,702**	**58,806**
Churn					
Postpaid	1.75%	1.67%	1.72%	1.62%	1.61%
Prepaid [e]	4.99%	5.80%	5.65%	5.51%	5.39%
Supplemental data - connected devices					
End of period connections (in thousands)					
Retail postpaid	2,001	1,960	1,771	2,001	1,771
Wholesale and affiliate	10,880	10,594	8,575	10,880	8,575
Total	**12,881**	**12,554**	**10,346**	**12,881**	**10,346**
Sprint platform ARPU [1] [a]					
Postpaid	$ 47.34	$ 49.70	$ 51.68	$ 49.77	$ 53.39
Prepaid [e]	$ 30.08	$ 27.61	$ 27.72	$ 28.01	$ 27.66
Sprint platform postpaid phone [1]					
Postpaid phone net additions	42	368	22	930	438
Postpaid phone end of period connections [d]	26,079	26,037	25,316	26,079	25,316
Postpaid phone churn	1.58%	1.57%	1.56%	1.48%	1.52%

NON-GAAP RECONCILIATION - ABPA*, POSTPAID PHONE ARPU AND ABPU* (Unaudited)

(Millions, except accounts, connections, ABPA, ARPU, and ABPU*)*

	Quarter To Date			Year To Date	
	3/31/17	12/31/16	3/31/16	3/31/17	3/31/16
Sprint platform ABPA* [1]					
Postpaid service revenue	$ 4,493	$ 4,686	$ 4,793	$ 18,677	$ 19,463
Add: Installment plan billings	343	291	287	1,172	1,190
Add: Lease revenue	842	887	662	3,295	1,838
Total for Sprint platform postpaid connections	**$ 5,678**	**$ 5,864**	**$ 5,742**	**$ 23,144**	**$ 22,491**
Sprint platform postpaid accounts (in thousands)	11,405	11,413	11,358	11,378	11,248
Sprint platform postpaid ABPA* [b]	$ 165.92	$ 171.28	$ 168.49	$ 169.51	$ 166.63

	Quarter To Date			Year To Date	
	3/31/17	12/31/16	3/31/16	3/31/17	3/31/16
Sprint platform postpaid phone ARPU and ABPU* [1]					
Postpaid phone service revenue	$ 4,228	$ 4,420	$ 4,512	$ 17,578	$ 18,331
Add: Installment plan billings	309	261	268	1,061	1,116
Add: Lease revenue	829	873	649	3,240	1,799
Total for Sprint platform postpaid phone connections	**$ 5,366**	**$ 5,554**	**$ 5,429**	**$ 21,879**	**$ 21,246**
Sprint platform postpaid average phone connections (in thousands)	26,053	25,795	25,297	25,659	25,020
Sprint platform postpaid phone ARPU [a]	$ 54.10	$ 57.12	$ 59.45	$ 57.09	$ 61.05
Sprint platform postpaid phone ABPU* [c]	$ 68.66	$ 71.77	$ 71.53	$ 71.06	$ 70.77

[a] ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Sprint platform postpaid phone ARPU represents revenues related to our postpaid phone connections.

[b] Sprint platform postpaid ABPA* is calculated by dividing service revenue earned from connections plus installment plan billings and lease revenue by the sum of the monthly average number of accounts during the period.

[c] Sprint platform postpaid phone ABPU* is calculated by dividing postpaid phone service revenue earned from postpaid phone connections plus installment plan billings and lease revenue by the sum of the monthly average number of postpaid phone connections during the period.

[d] As part of the transaction involving Shenandoah Telecommunications Company (Shentel), 186,000 and 92,000 subscribers were transferred in May 2016 from postpaid and prepaid, respectively, to affiliates. An additional 270,000 nTelos' subscribers are now part of our affiliate relationship with Shentel and are being reported in wholesale and affiliate subscribers during the quarter ended June 30, 2016.

[e] As a result of aligning all prepaid brands, including prepaid affiliate subscribers, under one churn and retention program as of December 31, 2016, end of period prepaid and affiliate subscribers were reduced by 1,234,000 and 21,000, respectively.

Sprint Quarterly Investor Update – Fiscal 4Q16

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and sales and connections mix) Quarter To Date 3/31/17 12/31/16 3/31/16 3/31/17 3/31/16 Postpaid sales (in thousands) 3,471 4,812 3,438 15,298 16,394 Postpaid sales mix Subsidy/other 18% 20% 37% 24% 36% Installment plans 40% 37% 18% 34% 13% Leasing 42% 43% 45% 42% 51% Installment plans Installment sales financed 696$ 1,036$ 311$ 2,884$ 1,059$ Installment billings 343$ 291$ 287$ 1,172$ 1,190$ Leasing Lease revenue 842$ 887$ 662$ 3,295$ 1,838$ Lease depreciation 911$ 837$ 550$ 3,116$ 1,781$ Leased device additions Cash paid for capital expenditures - leased devices 395$ 767$ 568$ 1,925$ 2,292$ Transfers from inventory - leased devices 639$ 1,095$ 621$ 2,920$ 3,244$ Leased devices in property, plant and equipment, net 4,162$ 4,454$ 3,645$ 4,162$ 3,645$ Leased device and receivables financings net proceeds Proceeds from MLS sale -$ -$ -$ 1,055$ 1,136$ Repayments to MLS (151) (176) - (653) - Proceeds from lease securitization - - 600 - 600 Repayments of lease securitization (102) (55) - (255) - Proceeds from receivables securitization 100 - - 100 - Repayments of receivables securitization (161) - - (161) - Net (repayments) proceeds of financings related to devices and receivables (314)$ (231)$ 600$ 86$ 1,736$ 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 Year To Date

Results Tables | 21

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date			Year To Date	
	3/31/17	12/31/16	3/31/16	3/31/17	3/31/16
Net operating revenues					
Service revenue	$ 6,116	$ 6,323	$ 6,574	$ 25,368	$ 27,174
Equipment revenue	2,423	2,226	1,497	7,979	5,006
Total net operating revenues	**8,539**	**8,549**	**8,071**	**33,347**	**32,180**
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,736	1,925	2,245	7,861	9,439
Cost of products (exclusive of depreciation and amortization below)	1,980	1,985	1,551	7,077	5,795
Selling, general and administrative	2,002	2,080	1,939	7,994	8,479
Depreciation - network and other	960	1,000	1,042	3,982	4,013
Depreciation - leased devices	911	837	550	3,116	1,781
Amortization	239	255	300	1,052	1,294
Other, net	241	156	436	501	1,069
Total net operating expenses	8,069	8,238	8,063	31,583	31,870
Operating income	**470**	**311**	**8**	**1,764**	**310**
Interest expense	(631)	(619)	(552)	(2,495)	(2,182)
Other income (expense), net	27	(60)	5	(40)	18
Loss before income taxes	**(134)**	**(368)**	**(539)**	**(771)**	**(1,854)**
Income tax expense	(149)	(111)	(15)	(435)	(141)
Net loss	**$ (283)**	**$ (479)**	**$ (554)**	**$ (1,206)**	**$ (1,995)**
Basic and diluted net loss per common share	**$ (0.07)**	**$ (0.12)**	**$ (0.14)**	**$ (0.30)**	**$ (0.50)**
Weighted average common shares outstanding	3,988	3,983	3,972	3,981	3,969
Effective tax rate	**-111.2%**	**-30.2%**	**-2.8%**	**-56.4%**	**-7.6%**

NON-GAAP RECONCILIATION - NET LOSS TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	3/31/17	12/31/16	3/31/16	3/31/17	3/31/16
Net loss	**$ (283)**	**$ (479)**	**$ (554)**	**$ (1,206)**	**$ (1,995)**
Income tax expense	149	111	15	435	141
Loss before income taxes	**(134)**	**(368)**	**(539)**	**(771)**	**(1,854)**
Other (income) expense, net	(27)	60	(5)	40	(18)
Interest expense	631	619	552	2,495	2,182
Operating income	**470**	**311**	**8**	**1,764**	**310**
Depreciation - network and other	960	1,000	1,042	3,982	4,013
Depreciation - leased devices	911	837	550	3,116	1,781
Amortization	239	255	300	1,052	1,294
EBITDA* (3)	**2,580**	**2,403**	**1,900**	**9,914**	**7,398**
Loss (gain) from asset dispositions and exchanges, net (4)	-	28	81	(326)	166
Severance and exit costs (5)	36	19	162	66	409
Contract terminations (6)	27	-	-	140	-
Litigation and other contingencies (7)	37	-	15	140	193
Reduction in liability - U.S. Cellular asset acquisition (8)	-	-	-	-	(20)
Adjusted EBITDA* (3)	**$ 2,680**	**$ 2,450**	**$ 2,158**	**$ 9,934**	**$ 8,146**
Adjusted EBITDA margin*	**43.8%**	**38.7%**	**32.8%**	**39.2%**	**30.0%**
Selected items:					
Cash paid for capital expenditures - network and other	$ 529	$ 478	$ 722	$ 1,950	$ 4,680
Cash paid for capital expenditures - leased devices	$ 395	$ 767	$ 568	$ 1,925	$ 2,292

Sprint Quarterly Investor Update – Fiscal 4Q16

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (Millions) 3/31/17 12/31/16 3/31/16 3/31/17 3/31/16 Net operating revenues Service revenue Sprint platform (1): Postpaid 4,493$ 4,686$ 4,793$ 18,677$ 19,463$ Prepaid 1,067 1,077 1,203 4,438 4,986 Wholesale, affiliate and other 184 183 155 693 703 Total Sprint platform 5,744 5,946 6,151 23,808 25,152 Total transactions (2) - - 3 - 219 Total service revenue 5,744 5,946 6,154 23,808 25,371 Equipment revenue 2,423 2,226 1,497 7,979 5,006 Total net operating revenues 8,167 8,172 7,651 31,787 30,377 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,448 1,649 1,922 6,674 8,069 Cost of products (exclusive of depreciation and amortization below) 1,980 1,985 1,551 7,077 5,795 Selling, general and administrative 1,944 2,032 1,868 7,741 8,141 Depreciation - network and other 911 947 991 3,779 3,812 Depreciation - leased devices 911 837 550 3,116 1,781 Amortization 239 255 300 1,052 1,294 Other, net 232 150 434 480 1,045 Total net operating expenses 7,665 7,855 7,616 29,919 29,937 Operating income 502$ 317$ 35$ 1,868$ 440$ WIRELESS NON-GAAP RECONCILIATION (Unaudited) (Millions) 3/31/17 12/31/16 3/31/16 3/31/17 3/31/16 Operating income 502$ 317$ 35$ 1,868$ 440$ Loss (gain) from asset dispositions and exchanges, net (4) - 28 81 (326) 166 Severance and exit costs (5) 27 13 160 45 385 Contract terminations (6) 27 - - 140 - Litigation and other contingencies (7) 37 - 15 140 193 Reduction in liability - U.S. Cellular asset acquisition (8) - - - - (20) Depreciation - network and other 911 947 991 3,779 3,812 Depreciation - leased devices 911 837 550 3,116 1,781 Amortization 239 255 300 1,052 1,294 Adjusted EBITDA* (3) 2,654$ 2,397$ 2,132$ 9,814$ 8,051$ Adjusted EBITDA margin* 46.2% 40.3% 34.6% 41.2% 31.7% Selected items: Cash paid for capital expenditures - network and other 468$ 389$ 577$ 1,591$ 4,089$ Cash paid for capital expenditures - leased devices 395$ 767$ 568$ 1,925$ 2,292$ 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 Quarter To Date Year To Date Quarter To Date Year To Date

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) 3/31/17 12/31/16 3/31/16 3/31/17 3/31/16 Net operating revenues Voice 143$ 153$ 194$ 649$ 840$ Data 39 41 37 166 171 Internet 276 281 316 1,147 1,284 Other 22 22 15 81 87 Total net operating revenues 480 497 562 2,043 2,382 Net operating expenses Costs of services (exclusive of depreciation and amortization below) 402 400 467 1,686 1,962 Selling, general and administrative 49 49 74 238 328 Depreciation and amortization 47 51 50 195 194 Other, net 8 6 3 21 25 Total net operating expenses 506 506 594 2,140 2,509 Operating loss (26)$ (9)$ (32)$ (97)$ (127)$ WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) 3/31/17 12/31/16 3/31/16 3/31/17 3/31/16 Operating loss (26)$ (9)$ (32)$ (97)$ (127)$ Severance and exit costs (5) 8 6 3 21 25 Depreciation and amortization 47 51 50 195 194 Adjusted EBITDA* 29$ 48$ 21$ 119$ 92$ Adjusted EBITDA margin* 6.0% 9.7% 3.7% 5.8% 3.9% Selected items: Cash paid for capital expenditures - network and other 19$ 24$ 74$ 94$ 279$ 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 Quarter To Date Year To Date Quarter To Date Year To Date

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)** (Millions) 3/31/17 3/31/16 Operating activities Net loss (1,206)$ (1,995)$ Depreciation and amortization 8,150 7,088 Provision for losses on accounts receivable 555 455 Share-based and long-term incentive compensation expense 93 75 Deferred income tax expense 433 123 Gains from asset dispositions and exchanges (354) - Amortization of long-term debt premiums, net (302) (316) Loss on disposal of property, plant and equipment 509 487 Litigation 140 193 Contract terminations 111 - Other changes in assets and liabilities: Accounts and notes receivable (1,017) (1,663) Inventories and other current assets (2,305) (3,065) Deferred purchase price from sale of receivables (289) 2,478 Accounts payable and other current liabilities (365) (574) Non-current assets and liabilities, net (308) 111 Other, net 323 500 Net cash provided by operating activities 4,168 3,897 Investing activities Capital expenditures - network and other (1,950) (4,680) Capital expenditures - leased devices (1,925) (2,292) Expenditures relating to FCC licenses (83) (98) Change in short-term investments, net (5,444) 166 Proceeds from sales of assets and FCC licenses 219 62 Proceeds from sale-leaseback transaction - 1,136 Other, net (42) (29) Net cash used in investing activities (9,225) (5,735) Financing activities Proceeds from debt and financings 10,966 1,355 Repayments of debt, financing and capital lease obligations (5,417) (899) Debt financing costs (358) (11) Other, net 95 24 Net cash provided by financing activities 5,286 469 Net increase (decrease) in cash and cash equivalents 229 (1,369) Cash and cash equivalents, beginning of period 2,641 4,010 Cash and cash equivalents, end of period 2,870$ 2,641$ RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) 3/31/17 12/31/16 3/31/16 3/31/17 3/31/16 Net cash provided by operating activities 1,268$ 650$ 1,294$ 4,168$ 3,897$ Capital expenditures - network and other (529) (478) (722) (1,950) (4,680) Capital expenditures - leased devices (395) (767) (568) (1,925) (2,292) Expenditures relating to FCC licenses, net (37) (14) (23) (83) (98) Proceeds from sales of assets and FCC licenses 93 60 26 219 62 Other investing activities, net (6) 134 (4) 92 (29) Free cash flow* (9) 394$ (415)$ 3$ 521$ (3,140)$ Net (repayments) proceeds of financings related to devices and receivables (314) (231) 600 86 1,736 Adjusted free cash flow* 80$ (646)$ 603$ 607$ (1,404)$ **Certain prior period amounts have been reclassified to conform to the current period presentation. Year to Date Quarter To Date Year to Date

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 3/31/17 3/31/16 ASSETS Current assets Cash and cash equivalents 2,870$ 2,641$ Short-term investments 5,444 - Accounts and notes receivable, net 4,138 1,099 Device and accessory inventory 1,064 1,173 Prepaid expenses and other current assets 601 1,920 Total current assets 14,117 6,833 Property, plant and equipment, net 19,209 20,297 Goodwill 6,579 6,575 FCC licenses and other 40,585 40,073 Definite-lived intangible assets, net 3,320 4,469 Other assets 1,313 728 Total assets 85,123$ 78,975$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accounts payable 3,281$ 2,899$ Accrued expenses and other current liabilities 4,141 4,374 Current portion of long-term debt, financing and capital lease obligations 5,036 4,690 Total current liabilities 12,458 11,963 Long-term debt, financing and capital lease obligations 35,878 29,268 Deferred tax liabilities 14,416 13,959 Other liabilities 3,563 4,002 Total liabilities 66,315 59,192 Stockholders' equity Common stock 40 40 Treasury shares, at cost - (3) Paid-in capital 27,756 27,563 Accumulated deficit (8,584) (7,378) Accumulated other comprehensive loss (404) (439) Total stockholders' equity 18,808 19,783 Total liabilities and stockholders' equity 85,123$ 78,975$ NET DEBT* (NON-GAAP) (Unaudited) (Millions) 3/31/17 3/31/16 Total debt 40,914$ 33,958$ Less: Cash and cash equivalents (2,870) (2,641) Less: Short-term investments (5,444) - Net debt* 32,600$ 31,317$ 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67

SCHEDULE OF DEBT (Unaudited) (Millions) 3/31/17 ISSUER MATURITY PRINCIPAL Sprint Corporation 7.25% Senior notes due 2021 09/15/2021 2,250$ 7.875% Senior notes due 2023 09/15/2023 4,250 7.125% Senior notes due 2024 06/15/2024 2,500 7.625% Senior notes due 2025 02/15/2025 1,500 Sprint Corporation 10,500 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC 3.36% Senior secured notes due 2021 09/20/2021 3,500 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC 3,500 Sprint Communications, Inc. Export Development Canada secured loan 12/17/2019 300 8.375% Senior notes due 2017 08/15/2017 1,300 9% Guaranteed notes due 2018 11/15/2018 3,000 7% Guaranteed notes due 2020 03/01/2020 1,000 7% Senior notes due 2020 08/15/2020 1,500 11.5% Senior notes due 2021 11/15/2021 1,000 9.25% Debentures due 2022 04/15/2022 200 6% Senior notes due 2022 11/15/2022 2,280 Sprint Communications, Inc. 10,580 Sprint Capital Corporation 6.9% Senior notes due 2019 05/01/2019 1,729 6.875% Senior notes due 2028 11/15/2028 2,475 8.75% Senior notes due 2032 03/15/2032 2,000 Sprint Capital Corporation 6,204 Clearwire Communications LLC 8.25% Exchangeable notes due 2017 (a) 12/01/2017 629 Clearwire Communications LLC 629 Credit facilities Secured equipment credit facilities 2019 - 2021 431 Accounts receivable facility 11/19/2018 1,964 Secured term loan 02/03/2024 4,000 Credit facilities 6,395 Financing obligations 2017 - 2021 2,476 Capital leases and other obligations 2017 - 2024 540 Total principal 40,824 Net premiums and debt financing costs 90 Total debt 40,914$ (a) $629 million Clearwire 8.25% Exchangeable Notes due 2040 have both a par call and put in December 2017. *This table excludes (i) our secured revolving bank credit facility, which will expire in 2021 and has no outstanding balance, (ii) $215 million in letters of credit outstanding under the unsecured revolving bank credit facility, (iii) $540 million of capital leases and other obligations, and (iv) net premiums and debt financing costs.

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) Sprint platform refers to the Sprint network that supports the wireless service we provide through our multiple brands. (2) Postpaid and prepaid connections from transactions are defined as retail postpaid and prepaid connections acquired from Clearwire in July 2013 who had not deactivated or been recaptured on the Sprint platform. (3) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of products but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidized program, the cash received from the customer for the device is recognized as equipment revenue at the point of sale and the cost of the device is recognized as cost of products. During the three and twelve-month periods ended March 31, 2017, we leased devices through our Sprint direct channels totaling approximately $639 million and $2,920 million, respectively, which would have increased cost of products and reduced EBITDA* if they had been purchased under our subsidized program. Also, during the three and twelve-month periods ended March 31, 2017, the equipment revenue derived from customers electing to finance their devices through device leasing or installment billing programs in our direct channel was 52% and 62%, respectively. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact from the time value of money element related to the imputed interest on the installment receivable. (4) During the third quarter of fiscal year 2016 and the fourth quarter of fiscal year 2015, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. During the second quarter of fiscal year 2016 the company recorded a pre-tax non-cash gain of $354 million related to spectrum swaps with other carriers. (5) Severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (6) During the fourth quarter of fiscal year 2016, we terminated our relationship with General Wireless Operations Inc. (Radio Shack) and incurred net contract termination charges of approximately $27 million primarily related to cash termination payments and write-downs of leasehold improvements at associated retail stores that were shut down as of March 31, 2017. During the first quarter of fiscal year 2016 contract terminations primarily relate to the termination of our pre-existing wholesale arrangement with NTELOS Holding Corp. (7) Litigation and other contingencies consist of unfavorable developments associated with legal as well as federal and state matters such as sales, use or property taxes. (8) As a result of the U.S. Cellular asset acquisition, we recorded a liability related to network shut-down costs, which primarily consisted of lease exit costs, for which we agreed to reimburse U.S. Cellular. During the third quarter of fiscal year 2014, we identified favorable trends in actual costs and, as a result, reduced the liability resulting in a gain of $41 million. During the first quarter of fiscal year 2015, we revised our estimate and, as a result, reduced the liability resulting in approximately $20 million of income. (9) Free cash flow* for the three-month period ended December 31, 2016 and the twelve-month period ended March 31, 2017, included net cash outflows of approximately $370 million related to the termination of our MLS Tranche 1 arrangement, which included the repurchase of the devices.

*FINANCIAL MEASURES *FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Sprint Platform Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus installment plan billings and lease revenue by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average Sprint platform postpaid customer billings per account as it approximates the expected cash collections, including installment plan billings and lease revenue, per postpaid account each month. Sprint Platform Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus installment plan billings and lease revenue by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average Sprint platform postpaid phone customer billings as it approximates the expected cash collections, including installment plan billings and lease revenue, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments, including changes in restricted cash, if any, and excluding the sale-leaseback of devices and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents, short-term investments and, if any, restricted cash. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, cost reductions, connections growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; availability of various financings, including any leasing transactions; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, and, when filed, its Annual Report on Form 10-K for the fiscal year ended March 31, 2017. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 59.7 million connections as of March 31, 2017 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Sprint has been named to the Dow Jones Sustainability Index (DJSI) North America for the past five years. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.